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                                                                    EXHIBIT 10.4


                   AGREEMENT REGARDING PARTNERSHIP TERMINATION

         This Agreement ("Agreement") is entered into as of June 30, 1997, by and among Watson Laboratories, Inc., a Nevada corporation ("Watson"), Circa Pharmaceuticals, Inc., a New York corporation ("Circa"), BOL Inc., a Delaware corporation ("BOL"), Rhone-Poulenc Rorer Inc., a Pennsylvania corporation ("RPR"), and Rhone-Poulenc Rorer Pharmaceuticals Inc., a Delaware corporation ("RPRPI").

                                R E C I T A L S:

         WHEREAS, Watson and Circa (formerly known as Bolar Pharmaceuticals Co., Inc.) are affiliated through joint ownership by their parent corporation, Watson Pharmaceuticals, Inc., a Nevada corporation ("Watson Pharmaceuticals"); and

         WHEREAS, BOL and RPRPI (as successor by merger to RPR BRG Group Inc. (formerly known as ROR II Corp.)) are the partners of BRG Company (the "Company"), a general partnership organized under the laws of the State of Delaware for the purpose of commercializing, among other things, the extended release formulation of diltiazem currently marketed in the U.S. under the trademark Dilacor XR(R) (the "Product"); and

         WHEREAS, the rights, duties and obligations of BOL and RPRPI with respect to the Company are controlled by the General Partnership Agreement of the Company, dated as of July 17, 1989, as amended (the "Partnership Agreement") and a series of additional agreements (the "Related Agreements") as set forth on Exhibit A, attached hereto entered into in furtherance of the objectives of the Company between or among two or more of the Company, BOL, RPRPI, Circa and RPR; and

         WHEREAS, Watson, RPRPI and Rorer Pharmaceutical Products Inc., an affiliate of RPRPI ("RPPI") desire to enter into a series of transactions pursuant to which, among other things: (i) the parties hereto shall terminate the Partnership Agreement and all the Related Agreements; (ii) with the consent of Jago Research AG ("Jago"), RPPI will grant to Watson an exclusive license of all of its rights to market, advertise, promote, sell and distribute the Product (including both branded and generic versions of it) in certain jurisdictions, and grant to Watson certain option rights with respect to the acquisition of RPPI's rights to the Product in certain jurisdictions, pursuant to a License Agreement, of even date herewith, between Watson and RPPI; (iii) RPRPI will sell and Watson will purchase certain inventory of and other assets relating to the Product pursuant to an Inventory Purchase Agreement, of even date herewith, between Watson and RPRPI; and (iv) RPRPI will manufacture and supply the Product to Watson pursuant to the terms of a Manufacturing and Supply Agreement, of even date herewith, between Watson and RPRPI (collectively, the "Transaction");

         WHEREAS, Watson, Circa, BOL, RPR and RPRPI now desire to enter into this Agreement to set forth certain rights and obligations and to terminate the Partnership Agreement and the Related Agreements, all on the terms and conditions as set forth below.


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                              A G R E E M E N T S:

         NOW, THEREFORE, Circa, Watson, BOL, RPR and RPRPI hereby agree as follows:

         Section 1. Termination. The parties hereby agree that, subject to the fulfillment of the conditions set forth in Section 6 hereof:

         (a) Effective as of 11:59 p.m. on June 30, 1997, the Partnership Agreement and the Related Agreements are hereby terminated and of no further force or effect whatsoever; provided, that (i) the obligations to make royalty payments to Circa under the Partnership Agreement shall survive such termination as and to the extent set forth in Section 7 below and (ii) the assignments and conveyances of rights made in Section 3.a. of the Third Amendment and in Section 3.a. of the Fourth Amendment to the Partnership Agreement will not be affected by such termination. BOL and RPRPI shall promptly take such actions as are necessary in order to dissolve the Company effective as of said date and time and to wind-up the affairs of the Company as soon as practicable thereafter.

         (b) Without limiting subparagraph (a) above, each of BOL and RPRPI expressly acknowledges and agrees that neither party nor any of its Affiliates (as defined below) shall have any ongoing obligations, liabilities or responsibilities of any nature whatsoever pursuant to the non-competition covenant contained in Section 16(b) of the Partnership Agreement. For purposes hereof, "Affiliate" shall mean, when used with respect to a person, any other person directly or indirectly controlling, controlled by, or under common control with the subject person; provided, however, that with respect to RPR and RPRPI, only RPR and persons directly or indirectly controlled by RPR shall be an Affiliate of such parties for any provision of this Agreement, or any of the Agreements contemplated hereby. For purposes of this Agreement, "control" means the direct or indirect ownership of over 50% of the outstanding voting securities of a person, or the right to receive over 50% of the profits or earnings of a person.

         (c) All rights, assets and liabilities of the Company shall be distributed in accordance with the Plan of Partnership Dissolution attached hereto as Exhibit B.

         Section 2. Termination Fee. In order to induce RPRPI to execute this Agreement and enter into the Transaction, Watson shall immediately upon the signing of this Agreement deliver to RPRPI the sum of Twenty Million Dollars ($20,000,000.00), by wire transfer to such account as may be specified in writing by RPRPI.

         Section 3. Release by RPRPI. Except for the royalty payment obligations of the parties set forth in Section 7 below, RPRPI, for itself, its predecessors, successors and assigns, partners, subsidiaries, and Affiliates (collectively, the "RPR Parties"), hereby releases and forever discharges BOL, and the predecessors, successors and assigns, partners, subsidiaries, and Affiliates of BOL, including, without limitation, Watson and


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Watson Pharmaceuticals and their respective predecessors, successors and assigns
(collectively, the "Circa Parties") from any and all liabilities, obligations, expenses, losses, damages, indemnities, claims, causes of action and demands whatsoever which RPRPI and the RPR Parties ever had, now have or may have, whether now known or unknown, against BOL and the Circa Parties arising out of, resulting from, or in any way related to the Company and/or the Partnership Agreement or the Related Agreements.

         Section 4. Release by BOL. Except for the royalty payment obligations of the parties set forth in Section 7 below, BOL for itself and the Circa Parties, hereby releases and forever discharges RPRPI and the RPR Parties from any and all liabilities, obligations, expenses, losses, damages, indemnities, claims, causes of action and demands whatsoever which BOL and the Circa Parties ever had, now have or may have, whether now known or unknown, against RPRPI and the RPR Parties arising out of, resulting from, or in any way related to the Company and/or the Partnership Agreement or the Related Agreements.

         Section 5. General Release. Each party hereby agrees, represents and warrants that the releases in Sections 3 and 4 are not limited to matters that are known or disclosed, and each party hereby waives any and all rights and benefits that it now has, or in the future may have, under or by virtue of
Section 1542 of the Civil Code of the State of California (or any other statute or common law principles of similar effect), that provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

In this connection, each party hereby also agrees, represents, and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses that are presently unknown, unanticipated, and unsuspected, that Sections 3 and 4 have been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge, and acquit each other party from any such unknown causes of action, claims, demands debts, controversies, damages, costs, losses and expenses.

         Section 6. Conditions to Effectiveness. As a condition precedent to the effectiveness of this Agreement and the obligations, releases and other duties and benefits of the parties hereunder, each of the following conditions must be satisfied:

         (a) Watson, Jago, Circa and RPR shall have entered into that certain Consent Agreement substantially in the form attached hereto as Exhibit C;

         (b) Watson and RPPI shall have entered into that certain License Agreement, substantially in the form attached hereto as Exhibit D;


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         (c) Watson and RPRPI shall have entered into that certain Manufacturing and Supply Agreement, substantially in the form attached hereto as Exhibit E;
and

         (d) Watson and RPRPI shall have entered into that certain Inventory Purchase Agreement, substantially in the form attached hereto as Exhibit F.

         Section 7. Royalty Payments.

         (a) Section 4 of the Fourth Amendment to the Partnership Agreement, dated April 27, 1993 (the "Fourth Amendment"), as amended by that certain Letter Agreement, dated May 3, 1995 between RPR and Circa (the "Letter Agreement"), sets forth certain royalty payment obligations whereby, among other things, RPR must pay Circa royalty on the Net Sales (as defined in the Fourth Amendment) of the Branded QD Product (as defined in the Fourth Amendment) in the United States and its territories and possessions. Each of the parties hereto acknowledges and agrees that notwithstanding anything to the contrary contained herein, the obligation to make any and all royalty payments due and owing to Circa under
Section 4.a. of the Fourth Amendment for periods prior to July 1, 1997 shall survive the termination of the Partnership Agreement and be paid as set forth below.

         (b) Within forty-five (45) days after June 30, 1997, RPRPI shall provide Circa with a written report of RPRPI's best good faith estimates of Net Sales of the Branded QD Product during the calendar quarter ended June 30, 1997 and corresponding royalty owed, as well as a reconciliation of the report for the preceding calendar quarter with the final figure for Net Sales as reported on the formal books of RPRPI. Such report shall be accompanied by the royalty due for the quarter ended June 30, 1997, subject to any adjustments for the preceding calendar quarter. Within forty-five (45) days after September 30, 1997, RPR shall provide Circa with a reconciliation of the previous reports provided hereunder with the final figures for Net Sales as reported on the formal books of RPRPI, and the party owing money in connection with any adjustment to such previous report shall promptly pay such amount.

         (c) RPRPI shall keep complete and accurate records concerning Net Sales of the Branded QD Products in the United States and its territories and possessions for the calendar quarter ending June 30, 1997 in accordance with generally accepted accounting principles applied on a consistent basis. At Circa's request and expense upon reasonable notice to RPRPI, such records shall be made available for reasonable examination by Circa or an independent certified public accountant or auditors designated by Circa and approved by RPRPI for the purpose of verifying the accuracy of the accounting reports and the calculation of the royalty payment to be made pursuant to Section 7(b) above.

         Section 8. Miscellaneous.

         (a) No party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto. No such assignment shall relieve assignor of any of its obligations or liabilities under this Agreement.


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         (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Nothing contained herein shall give to any other person any benefit or any legal or equitable right, remedy or claim.

         (c) This Agreement may only be modified, amended or supplemented by an instrument in writing executed by each of the parties hereto.

         (d) No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

         (e) All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, air courier, or registered or certified mail, return receipt requested, addressed as follows:

If to Watson, Circa or BOL:         If to RPR or RPRPI, in care of:

Watson Laboratories, Inc.           Rhone-Poulenc Rorer Pharmaceuticals Inc.
311 Bonnie Circle                   500 Arcola Road
Corona, California 91720            Collegeville, Pennsylvania 19426
Fax: (909) 270-1429                 Fax: (610) 454-2294
Attn: Dr. Allen Chao                Attn: Senior Vice President and General
                                          Manager, Americas

With copies to:                     With copies to:

D'Ancona & Pflaum                   Rhone-Poulenc Rorer Pharmaceuticals Inc.
30 North LaSalle, Suite 2900        500 Arcola Road
Chicago, Illinois 60602             Collegeville, Pennsylvania 19426
Fax: (312) 580-0923                 Attn:  General Counsel
Attn: Michel J. Feldman             Fax: (610) 454-3807


or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such communication shall be deemed to have been delivered (i) when delivered, if delivered personally, (ii) when sent (with confirmation received), if sent by facsimile transmission on a business day, (iii) on the first business day after dispatch (with confirmation received), if sent by facsimile transmission on a day other than a business day, (iv) on the second business day after dispatch, if sent by air courier, and (v) on the fifth business day after mailing, if sent by mail.


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         (f) This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

         (g) The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) This Agreement and any claims, disputes or causes of action relating to or arising out of this Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         (i) Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

         (j) This Agreement and the other agreements contemplated hereby or thereby or executed concurrently herewith embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties hereto and their respective Affiliates with respect thereto, including, without limitation, that certain letter of intent, dated May 20, 1997, between RPR and Watson. There are no agreements, covenants or undertakings with respect to the subject matter of this Agreement and the other agreements contemplated hereby or thereby other than those expressly set forth or referred to herein or therein and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the parties hereto except those expressly made in this Agreement and the other agreements contemplated hereby or thereby.

         (k) Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of date first above written.

WATSON LABORATORIES, INC.                          RHONE-POULENC RORER
                                                   PHARMACEUTICALS INC.

By: _______________________                        By: _______________________
Its:_______________________                        Its:________________________

CIRCA PHARMACEUTICALS, INC.                        RHONE-POULENC RORER INC.

By: _______________________                        By: ________________________
Its:_______________________                        Its:_________________________

BOL INC.

By: _______________________
Its:_______________________



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